                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1
--------------------------------------------------------------------------------

                 Distribution Date Statement: December 20, 2001


a. Aggregate Amount of Collections                                                    $364,096,676.71
   Aggregate Amount of Non-Principal Collections                                        $2,788,444.25
   Aggregate Amount of Principal Collections                                          $361,308,232.46
   Pool Balance                                                                       $694,891,811.08
   Residual Participation Amount                                                      $194,891,811.08
   Excess Funding Account                                                                       $0.00

b. Series Allocation Percentage                                                               100.00%
   Floating Allocation Percentage                                                              71.95%
   Principal Allocation Percentage                                                                N/A

c. Total Amount Distributed on Series 2000-1                                              $940,625.00

d. Amount of Such Distribution Allocable to Principal on 2000-1                                 $0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1                            $940,625.00

f. Noteholder Default Amount                                                                    $0.00

g. Required Subordinated Draw Amount                                                            $0.00

h. Noteholder Charge Offs                                                                       $0.00
   Amounts of Reimbursements                                                                    $0.00

i. Monthly Servicing Fee                                                                  $579,076.51
   Noteholder Monthly Servicing Fee                                                       $416,666.67

j. Controlled Deposit Amount                                                                    $0.00

k. Series 2000-1 Invested Amount at end of period (Gross)                             $500,000,000.00
   Outstanding Principal Balance                                                      $500,000,000.00

l. Available Subordinated Amount                                                       $73,915,945.92

m. Carry-over Amount                                                                            $0.00

n. Reserve Account Balance                                                              $1,750,000.00

o. Principal Funding Account Balance                                                            $0.00
   Yield Supplement Account Balance                                                     $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
18-Dec-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

  TRANSACTION SUMMARY
  -------------------
                                                                 From                To       Days
                                                                 ----                --       ----
  Current Interest Period                                     11/20/2001         12/19/2001    30

  Series Allocation Percentage                                         100.00%
  Initial Principal Balance                                    $500,000,000.00
  Outstanding Principal Balance                                $500,000,000.00
  Principal Balance of Receivables for Determination Date      $726,131,713.52
  Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
  Initial Invested Amount                                      $500,000,000.00
  Invested Amount at the Beginning of Period                   $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
  Required Subordinated Amount                                  $73,915,945.92
  Excess Funding Account                                                 $0.00
  Series 2000-1 Invested Amount at End of Period (net          $500,000,000.00
  of EFA)
  Available Subordinated Amount (previous period)               $75,733,548.10
  Incremental Subordinated Amount (previous period)             $27,788,342.62

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                       $1,750,000.00
  Yield Supplement Account Beginning Balance                     $1,750,000.00
  Yield Supplement Account Required Amount                       $1,750,000.00

  Reserve Account Initial Deposit                                $1,750,000.00
  Reserve Account Required Amount                                $1,750,000.00
  Reserve Account Beginning Balance                              $1,750,000.00

  Outstanding Carryover Amount - Beginning Balance                       $0.00
  Withdrawal from Yield Supplement Account                               $0.00
  Outstanding Carryover Amount - Ending Balance                          $0.00
  Yield Supplement Account Balance - Ending Balance              $1,750,000.00
  Yield Supplement Account Deposit Amount                                $0.00

  Withdrawal from Reserve Account                                        $0.00
  Reserve Account Ending Balance                                 $1,750,000.00
  Reserve Account  Deposit Amount                                        $0.00

  1-month LIBOR Rate (annualized)                                   2.1025000%
  Certificate Coupon (annualized)                                      2.2575%
  Prime Rate (annualized)                                           5.0000000%
  Servicing Fee Rate (annualized)                                       1.000%
  Excess Spread                                                     1.4725000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                      $673,792,783.93
  Pool Balance at the Ending of Period                         $694,891,811.08
  Average Aggregate Principal Balance                          $684,342,297.51
  Aggregate Principal Collections                              $361,308,232.46
  New Principal Receivables                                    $382,407,259.61
  Receivables Added for Additional Accounts                              $0.00
  Noteholder Default Amount                                              $0.00
  Net Losses                                                             $0.00
  Noteholder Charge-offs                                                 $0.00
  Miscellaneous Paymnets (Adjustments and Transfer                       $0.00
  deposit amounts)
  Non-Principal Collections & Inv. Proceeds treated as                   $0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                                 $0.00
  Ineligible Receivables                                                 $0.00
  Excess Funding Account at Date of Determination                        $0.00
  Defaulted Receivables in Ineligible and Overconc.                      $0.00
  Accounts

  MISCELLANEOUS DATA
  ------------------

  Recoveries on Receivables Written Off                                  $0.00
  Spread Over/Under Prime for Portfolio                                 -0.27%
  Weighted Average Interest Rate                                         4.73%
  Previously waived Monthly Servicing Fee                                $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                    $32,145,962.81
Used Vehicle Percentage                                                      4.626%
Used Vehicle Percentage During Last Collection Period                        4.816%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                         $29,473,785.81
Largest Dealer Percentage                                                    4.374%

Aggregate Principal Amount of Receivables of Dealers over 2%         $32,935,510.12

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $364,096,676.71
Aggregate Amount of Non-principal Collections (including insurance    $2,788,444.25
proceeds & rebates)
Investment Proceeds                                                       $6,793.18
Aggregate Amount of Principal Collections                           $361,308,232.46
Asset Receivables Rate                                                       3.495%
Use Asset Receivables Rate?                                               NO
Carryover Amount (this Distribution Date)                                 N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    52.80%
Previous Collection Period Monthly Payment Rate                         60.37%
Monthly Payment Rate 2 collection periods ago                           52.16%
3-month Average Payment Rate                                            55.11%
Early Amortization Event?                                                 NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00
Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                            $940,625.00
2.  Noteholder Monthly Servicing Fee Distribution                       $416,666.67
3.  Reserve Account Deposit Amount Distribution                               $0.00
4.  Noteholder Default Amount Distribution                                    $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable              $0.00
    Misc. Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00

6.  Outstanding Carryover Amount Distribution                                 $0.00
7.  Yield Supplement Account Deposit Amount Distribution                      $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                      $0.00
                                                                              -----
            Excess Servicing                                            $649,095.66

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00

EXCESS FUNDING ACCOUNT
----------------------

Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                              Page 2
  18-Dec-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections             Accrual            Distribution
                  -----------------   --------------------  ------------------
From:                    20-Nov-01
To:                      19-Dec-01
Days:                           30

   LIBOR Rate           2.1025000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                         Series                                            Required            Required             Outstanding
Series     Series      Allocation       Invested         Subordinated    Participation       Participation             Note
Number      Name       Percentage        Amount             Amount        Percentage            Amount                Balance
------      ----       ----------        ------             ------        ----------            ------                -------
         Trust                       $500,000,000.00    $73,915,945.92        N/A           $593,915,945.92
       1 Series 2000-1   100.00%     $500,000,000.00    $73,915,945.92      104.00%         $593,915,945.92       $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
18-Dec-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                                $500,000,000.00          Weighted Average Rate Charged to Dealers   4.730%
Invested Amount                                        $500,000,000.00          LIBOR                                      2.103%
Controlled Accumulation Amount                                   $0.00          Note Rate (LIBOR+15.5 b.p.)                2.258%
Required Subordinated Amount                            $73,915,945.92          Servicing Fee Rate                         1.000%
Annualized Servicing Fee Rate                                    1.00%          Investor Net Losses                        0.000%
First Controlled Accumulation Date                 TO BE DETERMINED                                                        ------
Accumulation Period Length (months)                        N/A                  Excess Spread                              1.473%
Expected Final Payment Date                                N/A
Initial Settlement Date                                      10-Aug-00
Required Participation Percentage                              104.00%
Subordinated Percentage                                        9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                                       Required              Excess
                                                      Series 2000-1                Invested          Subordinated            Funding
Principal Receivables                                     Total                     Amount              Amount               Amount
---------------------                                     -----                     ------              ------               ------
Series Allocation Percentage                             100.00%
Beginning Balance                                      $500,000,000.00           $500,000,000.00      $73,915,945.92         $0.00
  Floating Allocation Percentage                         71.95%                     71.95%
  Principal Allocation Percentage                          N/A                       N/A

Principal Collections                                  $361,308,232.46           $361,308,232.46                 N/A           N/A
New Principal Receivables                              $382,407,259.61           $382,407,259.61                 N/A           N/A
Principal Default Amounts                                        $0.00                     $0.00                 N/A           N/A
Receivables Added for Additional Accounts                        $0.00                     $0.00                 N/A           N/A
Controlled Deposit Amount                                        $0.00                       N/A                 N/A           N/A

"Pool Factor"                                                                      100.00000000%

Ending Balance                                         $500,000,000.00           $500,000,000.00      $73,915,945.92         $0.00
  Floating Allocation Percentage                         71.95%                     71.95%


Non-Principal Receivables
-------------------------

Non-Principal Collections                                $2,006,387.33
Recoveries on Receivables Written Off                            $0.00
Investment Proceeds                                          $6,793.18

VW CREDIT, INC. -- SERVICER                                               Page 4
18-Dec-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund                                          Current                Previous
----------------------------------                                          -------                --------
Available Subordination Amount (Previous)                                 $75,733,548.10        $78,334,644.18
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
Available Noteholder Principal Collections                                         -----                 -----
(1) Subtotal                                                              $75,733,548.10        $78,334,644.18
(2) Subordination Percentage* Series 2000-1 Invested Amount               $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $25,970,740.44        $27,788,342.62
(d) Payments from Excess Funding Account to Residual Interestholder                $0.00                 $0.00

Available Subordinated Amount                                             $73,915,945.92        $75,733,548.10

  Overconcentration Amount                                                $32,935,510.12        $34,170,542.14

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,788,444.25         $3,613,483.10
  Noteholder Non-Principal Collections                                     $2,006,387.33         $2,681,449.84
  Residual Interestholder Non-Principal Collections                          $782,056.92           $932,033.26
Investment Proceeds                                                            $6,793.18             $8,165.94
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $4,545,237.43         $5,371,649.04

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $579,076.51           $561,493.99
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67